EXHIBIT 5.1


                               OPINION OF COUNSEL

                                 August 28, 1997


Sun Microsystems, Inc.
901 San Antonio Road
Palo Alto, CA 94303

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to Sun Microsystems, Inc., a Delaware corporation (the "Company" or "you") and have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about August 29, 1997 in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act") of the Sun Microsystems, Inc. U.S. Non-Qualified Deferred Compensation Plan ( the "Plan") valued at $20,000,000. The Plan represents unsecured obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Plan (the "Deferred Compensation Obligations"). As your legal counsel, we have examined the Restated Certificate of Incorporation and Bylaws of the Company, the Plan and such other documents of the Company as we have deemed necessary or appropriate for the purposes of the opinion expressed herein, and are familiar with the proceedings proposed to be taken by you in connection with the operation and administration of the Plan and the obligations of the Company under the terms of the Plan.

     Based upon the foregoing, it is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you in administering the Plan, the Deferred Compensation Obligations will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, garnishment or other creditor's process.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any subsequent amendment thereto.

                                            Very truly yours,

                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation


                                            /s/ Wilson Sonsini Goodrich & Rosati